EXHIBIT 99

                   May 25, 2004

Director
Address
City State Zip

Dear __________:

As noted at our last Board of Directors meeting, the WesBanco, Inc. KSOP will be changing record keepers. As a result of this change, pursuant to certain SEC rules, we are required to undergo a plan blackout period which imposes on our directors a similar blackout period in trading in Wesbanco stock. Accordingly, I am providing you with written notice of an upcoming blackout period during which you will be unable to buy or sell shares of WesBanco common stock.

The blackout period is expected to begin on June 25, 2004 and end during the week of July 25, 2004. This notice is being provided to you under our Insider Trading and Reporting Policy.

We appreciate your cooperation during this process.

Please feel free to contact me or Jim Gardill if you have any questions regarding the blackout period and John Moore of our Human Resources Department if you have any questions concerning the Plan.

                   Sincerely,

                   Paul M. Limbert
                   President & CEO

/lmw